Exhibit 2.3

AMENDMENT NO. 2

AMENDMENT NO. 2 (this “Amendment”), dated as of December 27, 2017, to the Agreement and Plan of Merger, dated as of November 3, 2017 (as amended by Amendment No. 1, dated as of November 15, 2017 (“Amendment No. 1”), and as further amended, restated or otherwise modified from time to time, the “Agreement”), by and among IEA Energy Services LLC, a Delaware limited liability company, M III Acquisition Corp., a Delaware corporation (the “Buyer”), Wind Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer, Wind Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Buyer, Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company (the “Seller”), Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Seller, and, solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC, a Delaware limited liability company, and M III Sponsor I LP, a Delaware limited partnership.  Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

WITNESSETH:

WHEREAS, pursuant to and in accordance with Section 12.2 of the Agreement, the parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1.            Amendment of Section 7.4(a) of the Agreement. Section 7.4(a) of the Agreement (as amended by Amendment No. 1) is hereby amended by deleting the words “by the earlier of (x) fifteen (15) Business Days following the date on which the Buyer files with the SEC the Proxy Statement in preliminary form and (y) December 29, 2017” and replacing them with “by February 15, 2018 or such earlier date as is agreed in writing by all parties hereto”.

Section 2.            No Other Change. Except as expressly modified by this Amendment, nothing contained herein is intended to or shall be deemed to limit, restrict, modify, alter, amend or otherwise change in any manner the rights and obligations of the parties under the Agreement.

Section 3.            Miscellaneous. The “Miscellaneous” provisions set forth in Article 12 of the Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein; provided, however, that for purposes of Section 12.3, and for all other purposes, each reference to the Agreement shall refer to the Agreement as amended by this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

IEA ENERGY SERVICES LLC

By:	/s/ David Bostwick
Name: David Bostwick
Title: Secretary

INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC

By:	/s/ David Bostwick
Name: David Bostwick
Title: Secretary

OAKTREE POWER OPPORTUNITIES FUND III DELAWARE, L.P.

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Ian Schapiro
Name: Ian Schapiro
Title: Authorized Signatory

By:	/s/ Peter Jonna
Name: Peter Jonna
Title: Authorized Signatory

[Signature Page to Amendment 2 to Agreement and Plan of Merger]

M III ACQUISITION CORP.

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

WIND MERGER SUB I, INC.

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

WIND MERGER SUB II, LLC

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

M III SPONSOR I LLC,

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Managing Member

M III SPONSOR I LP
By:	M III Acquisition Partners I Corp., the general partner

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

[Signature Page to Amendment 2 to Agreement and Plan of Merger]